Exhibit 99.2

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except per share amounts)

(Unaudited)

As of June 30, 2006
Admitted Assets
Investments:
Bonds	$623.0
Common stocks - affiliates	916.1
Mortgage loans	118.6
Policy loans	12.8
Cash and short-term investments	7.9

Total cash and invested assets	1,678.4

Reinsurance ceded	3.8
Deferred income taxes	3.8
Premiums and accounts receivable	2.2
Investment income due and accrued	8.1
Receivable from parent, subsidiaries, and affiliates	0.2
Other assets	1.5

Total admitted assets	$1,698.0

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$418.3
Aggregate reserves - accident and health policies	27.9
Liability for deposit-type contracts	17.9
Liability for policy and contract claims	8.7
Interest maintenance reserve	9.0
General expenses due and accrued	3.3
Federal income taxes due or accrued	4.6
Remittances and items not allocated	1.1
Asset valuation reserve	7.4
Payable to parent, subsidiary and affiliates	2.1
Other liabilities	3.1

Total liabilities	503.4

Capital and surplus:
Common stock, Class A ($100 par value. Authorized 530,125 shares; issued and outstanding 219,821 shares)	22.0
Paid-in surplus	1,020.9
Unassigned surplus	151.7

Total capital and surplus	1,194.6

Total liabilities and capital and surplus	$1,698.0

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Six months ended June 30,
	2006	2005
Revenues:
Premiums and annuity considerations	$24.3	$24.8
Considerations for supplementary contracts with life contingencies	0.4	0.6
Investment income	22.5	114.9
Amortization of interest maintenance reserve	1.0	1.2
Commission and expense allowances on reinsurance ceded	0.3	0.3

Total revenues	48.5	141.8

Benefits:
Death benefits	7.4	7.8
Annuity benefits	6.2	6.2
Disabilitiy benefits and benefits under accident and health policies	13.7	12.7
Surrender benefits and other fund withdrawals	17.6	16.4
Interest and adjustments on policy or deposit-type contract funds	0.6	0.6
Payments on supplementary contracts with life contingencies	0.8	0.7
Decrease in aggregate reserves - life, annuity and accident and health	(20.9)	(16.5)

Total benefits	25.4	27.9

Expenses:
Commissions	2.6	2.6
General insurance expenses	4.6	3.3
Insurance taxes, licenses and fees	0.6	0.6
Increase in loading on deferred and uncollected premiums	0.4	—

Total expenses	8.2	6.5

Total benefits and expenses	33.6	34.4

Income before federal income taxes and realized capital losses	14.9	107.4
Federal income tax provision	2.4	3.7

Income before realized capital losses	12.5	103.7
Realized capital losses, net	(0.2)	(0.4)

Net income	$12.3	$103.3

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$22.0	$1,020.9	$167.3	$1,210.2
Net income	—	—	103.3	103.3
Change in net unrealized capital gains (losses)	—	—	(70.8)	(70.8)
Change in net deferred income tax	—	—	(2.7)	(2.7)
Change in nonadmitted assets	—	—	2.1	2.1
Change in asset valuation reserve	—	—	0.3	0.3
Dividends to stockholders	—	—	(116.0)	(116.0)

Balances as of June 30, 2005	$22.0	$1,020.9	$83.5	$1,126.4

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$22.0	$1,020.9	$45.4	$1,088.3
Net income	—	—	12.3	12.3
Change in net unrealized capital gains (losses)	—	—	90.2	90.2
Change in net deferred income tax	—	—	(3.9)	(3.9)
Change in nonadmitted assets	—	—	8.1	8.1
Change in asset valuation reserve	—	—	(0.4)	(0.4)

Balances as of June 30, 2006	$22.0	$1,020.9	$151.7	$1,194.6

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Cash Flows

(Amounts in millions)

(Unaudited)

	Six months ended June 30,
	2006	2005
Premiums collected net of reinsurance	$25.1	$26.3
Net investment income	22.4	115.4
Miscellaneous income	0.3	0.3

Total	47.8	142.0

Benefit and loss related payments	48.6	46.5
Commissions, expenses paid, and aggregate write-ins for deductions	4.7	9.3
Federal income taxes paid, net of tax on capital gains	(0.1)	(0.3)

Total	53.2	55.5

Net cash provided by (applied to) operations	(5.4)	86.5

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	29.9	60.0
Mortgage loans	7.0	11.6
Miscellaneous proceeds	11.8	—

Total investment proceeds	48.7	71.6

Cost of investments acquired (long-term only):
Bonds	25.8	22.3
Mortgage loans	11.4	20.1

Total investment acquired	37.2	42.4
Net change in policy loans and premium notes	(0.4)	(0.6)

Net cash provided by investments	11.9	29.8

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds received	—	7.1
Net deposits on deposit-type contracts and other insurance liabilities	(2.1)	(0.7)
Dividends to stockholder	—	(116.0)
Other cash applied	0.2	(9.7)

Net cash applied to financing and miscellaneous sources	(1.9)	(119.3)

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	4.6	(3.0)
Cash and short-term investments at beginning of period	3.3	1.6

Cash and short-term investments at end of period	$7.9	$(1.4)

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004.